SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                           Date of Report: Dec 2, 2004

                           Limelight Media Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Nevada                  0-09358                 88-0441338
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(State or other jurisdiction     (Commission              (IRS Employer
     of incorporation)          File Number)           Identification No.)

8000 Centerview Parkway, Suite 115, Memphis, TN                        38018
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   (Address of principal executive offices)                         (Zip code)

Registrant's telephone number, including area code: (901) 757-0195
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Item 7.01.  Regulation FD Disclosure

Item 1:

         Limelight Media Group, Inc entered into an agreement with Jim Neumann of St. Louis, MO to acquire the contracts and equipment of Integrated Graphic Solutions. Pursuant to the agreement, Limelight would assume responsibility of the existing indebtedness on the equipment installed in various grocery stores and parking garages. Limelight Media Group would also hire Mr. Neumann to serve as President of VuPlex, a division of Limelight Media Group. Mr. Neumann executed assignment agreements transferring the rights of various client contracts, equipment contracts, trademarks and other business items. An employment agreement was extended and executed by Mr. Neumann which included, as a sign on bonus, a number of shares in Limelight Media Group. The shares were tendered to Mr. Neumann. It has come to our attention that while in Limelight's employment, Mr. Neumann arranged to take another company public via a 504 Private Placement Registration statement, whereby Mr. Neumann is the senior officer and shareholder. The registration statement became effective on Sept 20, 2004 while Mr. Neumann was still an employee of Limelight Media Group, Inc. The company is entitled AdOne Media and trades on the pink sheets as ADON.PK. In review of the various public documents and websites for the public company, Mr. Neumann represents that AdOne Media provides digital signage services with an emphasis in grocery stores. The websites additionally display photographs of locations which have been assigned to Limelight by Mr. Neumann. Printed material and promotional material is being distributed to the public stating that AdOne Media provides digital signage services. Limelight Media represents that this is material false information.

Mr. Neumann has entered into a non-disclosure agreement and employment contract with Limelight Media Group, whereby, Mr. Neumann has agreed to represent Limelight Media Group. Mr. Neumann has accepted funds, payroll and stock from Limelight Media Group as consideration for the acquisition of the digital signage services previously provided by Integrated Graphics Solutions, a Jim Neumann company. Limelight Media Group represents that it holds the exclusive rights to digital signage services with Jim Neumann and any representations by Mr. Neumann that another company he controls provides those services are materially false.

It is now apparent that Mr. Neumann has breached the terms of the non-disclosure and employment agreements. Subsequent to the disclosure of this information, Mr. Neumann has resigned from Limelight Media Group.

Mr. Neumann has received a demand to cease and desist representation that the companies he controls provide digital signage services; any efforts to develop or promote digital signage services and any contact with companies regarding digital signage services. Mr. Neumann has refused to honor the cease and desist order. Limelight Media Group is evaluating legal remedies against Mr. Neumann.

Item 2:

         On Feb 17, 2004, Limelight Media Group, Inc entered into several agreements with Cornell Capital Partners, LP. Limelight Media and Cornell Capital entered into a convertible debenture whereby Cornell Capital would provide $500,000 funding to Limelight Media under terms specified in the
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agreements. Cornell Capital further agreed to provide additional funding of up to $12 million under an Equity Line Distribution Agreement. Subject to the agreements, Limelight Media agreed to file a registration statement covering the underlying common stock to be issued according to the agreements. Limelight Media filed the requisite registration statement. The SEC approved the registration and declared the registration statement effective August 16, 2004.

Subsequent, to the effective date of the registration statement, Limelight Media has requested several funding transactions pursuant to the Equity Line Distribution Agreement. Cornell Capital Partners has declined funding several of the requests pursuant to the Equity Line Distribution Agreement. However, the common stock to be issued to Cornell Capital for the funding transactions has been placed in escrow and Cornell Capital has not responded to demands to return the stock.

On Nov 5, 2004, Limelight Media requested a meeting with Cornell Capital for the purpose of redeeming the shares registered under debenture agreements between Cornell Capital and Limelight Media Group. On Nov 12, 2004, Limelight Media presented a formal notice to Cornell Capital under the terms of the debenture agreements giving Limelight Media the right to redeem the registered shares. On Nov 23, 2004, Limelight Media sent a second formal notice under its rights to redeem the shares pursuant to the debenture agreements. Cornell Capital has not responded to the notices. In the second formal notice of Nov 23, 2004, Cornell Capital was informed that its rights to conversion of the debentures would be denied given that Cornell Capital had received several notices from Limelight since Nov 8, 2004 to redeem the shares.

As of the filing of the 8-K disclosure statement, the matters between Limelight Media Group and Cornell Capital have not been resolved.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                     LIMELIGHT MEDIA GROUP, INC.
Date: Dec 3, 2004
                                                     By: /s/ David V. Lott
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                                                     Name: David V. Lott
                                                     Its: Director
                                                     By: /s/ Phil Worack
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                                                     Name: Phil Worack
                                                     Its: Director